Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-107913) on Form S-8 of our report dated June 30, 2008, appearing in the annual report on Form 11-K of the ArvinMeritor, Inc. Savings Plan at December 31, 2007 and 2006, and for the year ended December 31, 2007.

/s/ Plante & Moran, PLLC

Clinton Township, Michigan

June 30, 2008